UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 19, 2002


                                Future Carz, Inc.
               (Exact name of Registrant as specified in charter)


         Nevada                      000-29435                    88-0431029
(State of Other Jurisdiction        (Commission                 (IRS Employer
    of Incorporation)               File Number)             Identification No.)


        7898 East Acoma, Suite 209
           Scottsdale, Arizona                                      85260
  (Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (480) 444-0080


          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     Jack Watters Group (the "Group") proposes to consummate a stock purchase agreement with Future Carz, Inc. (the "Issuer" or "FCRZ") with a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). Effective August 19, 2002, the Group and FCRZ executed a Letter of Intent proposing a business combination between the parties. The following material terms and conditions are proposed to be reflected in a Definitive Agreement to be drafted and duly executed, subject to a resolution adopted by the Board of Directors and ratified by the controlling Shareholders of the Issuer in an action by written consent.

     On the closing date of the stock purchase agreement (the "Closing"), the Group and/or its designee(s) will purchase an aggregate of 45,166,416 newly issued shares of FCRZ common stock (the "Purchased Shares") to represent approximately 85% of the issued and outstanding FCRZ stock. In consideration for the Purchased Shares, the Group shall pay to the Company approximately 5% of the net loss carry forward of FCRZ (the "Purchase Price"), to be determined and verified by a letter opinion that has been requested from the Internal Revenue Service, and which the Company shall acknowledge as fair, just and reasonable compensation for the Purchased Shares. Additionally, the Group shall assume the payroll liabilities of FCRZ to be determined upon the completion of financial statements for the period ended June 30, 2002.

     Pursuant to the Letter of Intent and subject to the terms of the Definitive Agreement to be drafted, the Company shall increase the authorized capital of the Company from an existing 20,000,000 to 100,000,000 shares of par value, $0.001 per share, common stock. Additionally, the Company shall be obliged to issue restricted common stock to settle outstanding liabilities yet to be determined. The remaining outstanding liabilities shall be borne by the Group after the consummation of the contemplated transaction.

     The Merger is subject to and conditioned upon the negotiation, execution and delivery of the definitive reorganization agreement (the "Definitive Agreement") between the Group and FCRZ. The Definitive Agreement shall contain the basic terms and conditions set forth herein together with such other representations, warranties, covenants, terms, indemnities, and conditions as would be usual and customary for a transaction of this nature and which are mutually agreeable to the parties, including, without limitation, the making of all necessary filings and the obtaining of all necessary approvals or consents from third parties required to consummate the proposed Merger.

     The execution and delivery of the Definitive Agreement by the Group shall be subject to the approval of the Group's Board of Directors and a majority of the FCRZ shareholders. The execution and delivery of the Definitive Agreement by FCRZ shall be subject to the approval of FCRZ's Board of Directors, and a majority of the FCRZ Shareholders. Unless the Group has been otherwise advised in writing by FCRZ's counsel, the consummation of the stock purchase agreement shall be subject to the approval of FCRZ's Board of Directors, and a 51% majority of the FCRZ Shareholders. In addition, the parties' obligations to proceed with Closing of the Definitive Agreement shall be subject to review authorization by the appropriate state and federal regulatory bodies.

     Prior to the Closing Date, FCRZ shall convene a Special Meeting of its stockholders for the purposes of ratifying and approving of the Definitive Agreement and the matters attendant thereupon (the" Special Meeting"). In connection with the Special Meeting, FCRZ shall: (i) cause the ratification and approval of the Definitive Agreement; and (ii) authorize an amendment to FCRZ's Certificate of Incorporation changing the authorized capital to 100,000,000 shares of Common Stock.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form 8-K and authorized this Current Report to be signed on its behalf by the undersigned, in the City of Scottsdale, State of Arizona on September 17, 2002.

                                Future Carz, Inc.
                                  (Registrant)


                                By: /s/ Edward Heisler
                                   -------------------------------
                                   Edward Heisler
                                   Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

         Signature                        Title                      Date
         ---------                        -----                      ----

    /s/ Edward Heisler             President, Secretary,      September 17, 2002
-------------------------------    Treasurer and Director
        Edward Heisler